Exhibit 3.1

                   RESTATED CERTIFICATE OF INCORPORATION
                                    OF
                     THE HOME DEPOT, INC., AS AMENDED


 (Originally incorporated on June 29, 1978 under the name M. B. Associates
                               Incorporated)

     FIRST: The name of the corporation (which is herein referred to as the "Corporation") is The Home Depot, Inc.

     SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, in the County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

     Without limiting in any manner the scope and generality of the foregoing, it is hereby provided that the Corporation shall have the following purposes, objects and powers:

     To manufacture, purchase or otherwise acquire, invest in, own, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal
with, any   and  all  goods,  wares,  merchandise  and  personal   property
relating to home improvement services, materials, products, devices, manuals, audio-visual aids, tools and any and all products related thereto of every kind and description.

     To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers herein before set forth, either alone or in association with other corporations, firms or individuals, and to do every other act or acts, thing or things incidental to or growing out of or connected with the aforesaid powers or any part or parts thereof, including, without limitation, the acquisition and operation of businesses exclusively or partially engaged in providing home improvement services, materials, products, devices, manuals, audio-visual aids, tools, and related products or services to consumers.

     The business or purpose of the Corporation is from time to time to do any one or more of the acts and things herein before set forth, and it shall have power to conduct and carry on said business, or any part thereof, and to have one or more offices, and to exercise any or all of its corporate powers and rights, in the State of Delaware, and in the various other states, territories, colonies and dependencies of the United States, in the District of Columbia, and in all or any foreign countries.

     The enumeration herein of the objects and purposes of the Corporation shall be construed as powers as well as objects and purposes and shall not be deemed to exclude by inference any powers, objects or purposes which the Corporation is empowered to exercise, whether expressly by force of the laws of the State of Delaware now or hereafter in effect, or impliedly by the reasonable construction of said laws.

     FOURTH: The total number of shares of stock which the Corporation will have authority to issue is 5,000,000,000, all of which shall be shares of Common Stock of the par value of five cents ($.05) each.

     FIFTH: The name and mailing address of the sole incorporator is as follows:

               Kenneth G. Langone
               c/o INVEMED ASSOCIATES INCORPORATED
               375 Park Avenue
               New York. New York 10022

     SIXTH: 1. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three nor more than fifteen directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the meeting of stockholders at which this Article is adopted,Class I, II and III directors shall be elected to serve until the 1987, 1986 and 1985 annual meetings of stockholders, respectively.

             2. At each annual meeting of the stockholders beginning with 1985, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

            3. No person (other than a person nominated by or on behalf of the Board of Directors) shall be eligible for election as a director at any annual or special meeting of stockholders unless a written request that his or her name be placed in nomination is received from a stockholder of record by the Secretary of the Corporation not less than 30 days prior to the date fixed for the meeting, together with the written consent of such person to serve as a director.

            4.   Except to the  extent  prohibited  by  law, the  Board  of
Directors shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the Board of Directors and each of its members, including without limitation the vote required for any action by the Board of Directors, the determination by resolution of the Board of Directors of the officers of the Corporation and their respective titles and duties, the determination by resolution of the Board of Directors of the manner of choosing the officers of the Corporation and the terms of their respective offices, the determination by resolution of the Board of Directors of the terms and conditions under which the Corporation shall exercise the powers granted to it as of January I, 1984 by Section 145 of the Delaware General Corporation Law, as such powers may exist from time to time after January 1, 1984, and that from time to time shall affect the directors' power otherwise to manage the business and affairs of the Corporation; and, notwithstanding any other provision of this Certificate of Incorporation to the contrary, no by-law shall be adopted by stockholders which shall interpret or qualify, or impair or impede the implementation of, the foregoing. Any inconsistency between, on the one side, a document which implements the provisions of this paragraph 4 and sets forth the rights, powers, duties, rules and/or procedures governing the Board of Directors and, on the other side, any by-law or other corporate document shall be construed in favor of the document setting forth such rights, powers, duties, rules and/or procedures.

              5. No action shall be taken by stockholders of the Corporation except at an annual or special meeting of the stockholders of the Corporation. Except to the extent, if any, otherwise required by law, a special meeting of the stockholders of the Corporation may be called only by the Chairman of the Board of Directors, the President or the Board of Directors of the Corporation.

              6. No amendment to the Certificate of Incorporation of the Corporation shall amend, alter, change or repeal any of the provisions of this Article SIXTH, unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote of the holders of eighty percent (80%) of all shares of stock of the Corporation entitled to vote in the election of directors, considered for the purposes of this Article SIXTH as one class; provided that this paragraph 6 shall not apply to, and such eighty percent (80%) vote or consent shall not be required for, any amendment, alteration, change or repeal unanimously recommended to the stockholders by the Board of Directors of the Corporation if each of such directors is a person who would be eligible to serve as a continuing director as hereinafter defined in paragraph 7 of this Article SIXTH.

               7. As used in paragraph 6 of this Article SIXTH, (a) the term "continuing director" shall mean either a person who was a member of the Board of Directors of the Corporation elected by the stockholders of the Corporation prior to the time that an "other entity" acquired in excess of ten percent (10%) of the stock of the Corporation entitled to vote in the election of directors, or a person recommended to succeed any continuing director by a majority of continuing directors; (b) the term "other entity" shall include any corporation, person or other entity (other than the Corporation, any of its subsidiaries or a trustee holding stock for the benefit of employees of the Corporation or its subsidiaries, or any one of them, pursuant to one or more employee benefit plans or arrangements) and any other entity with which it or its "affiliate" or "associate" (as defined below) has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of stock of the Corporation, or which is its "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on January 1, 1984, together with the successors and assigns of such persons in any transaction or series of transactions not involving a "public offering" of the Corporation's stock within the meaning of the Securities Act of 1933, provided that "other entity" does not include any one or any group of more than one of the persons who were directors of the Corporation as of January 1, 1984, or any one or any group of more than one continuing director (as defined above); (c) an other entity (as defined above) shall be deemed to be the beneficial owner of any shares of stock of the Corporation which such other entity has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise; and (d) the outstanding shares of any class of stock of the Corporation shall include shares deemed owned through application of clause (c) above but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

             8. A majority of the continuing directors shall have the power and duty to determine for the purposes of this Article SIXTH on the basis of information known to them whether (a) such other entity beneficially owns more than ten percent (10%) of the outstanding shares of stock of the Corporation entitled to vote in the election of directors, (b) an other entity is an "affiliate" or "associate" (as defined above) of another, or (c) an other entity has an agreement, arrangement or understanding with another.

     SEVENTH:  The Board of  Directors shall have  power to  make, alter or
repeal  the   by-laws of  the  Corporation, except  as  may   otherwise  be
provided in the by-laws.

     EIGHTH: 1. The affirmative vote or, if permitted under this Certificate of Incorporation, consent of the holders of eighty percent (80%) of all shares of the Corporation entitled to vote in the election of directors, considered for the purposes of this Article EIGHTH as one class, shall be required for the adoption or authorization of (i) a business combination (as hereinafter defined) with any other entity (as hereinafter defined) if, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon, or, if so permitted, consent thereto, such other entity is the beneficial owner, directly or indirectly, of more than twenty percent (20%) of the outstanding shares of stock of the Corporation entitled to vote in the election of directors, considered for the purposes of this Article EIGHTH as one class, or (ii) a proposed dissolution of the Corporation or a proposed amendment of the Certificate of Incorporation of the Corporation which would either change the entitlement of the holders of shares of Common Stock of the Corporation to vote in the election of directors or would authorize the Corporation to issue either shares of capital stock (other than shares of its Common Stock) or bonds, debentures or other obligations, which, if issued, would or could be entitled to vote in the election of directors if, as of the record date for the determination of stockholders entitled to notice of and to vote on or, if so permitted, consent to such proposed dissolution or such proposed amendment, an other entity (as hereinafter defined) is the beneficial owner, directly or indirectly, of more than twenty percent (20%) of the outstanding shares of stock of the Corporation entitled to vote in the election of directors, considered for the purposes of this Article EIGHTH as one class; provided that such eighty percent (80%) voting requirement shall not be applicable to the adoption or authorization of a business combination if:

           (a) The cash, or fair market value of other consideration, to be received per share by holders of shares of any class of capital stock of the Corporation in such business combination bears the same or a greater percentage relationship to the market price of such shares of capital stock immediately prior to the announcement of such business combination as the highest per share price (including brokerage commissions and/or soliciting dealers' fees) which such other entity has theretofore paid for any of such shares of capital stock already owned by it bears to the market price of such shares of capital stock immediately prior to the commencement of acquisition of such shares of capital stock by such other entity;

           (b) The cash, or fair market value of other consideration, to be received per share by holders of shares of any class of capital stock of the Corporation in such business combination is not less than the highest per share price (including brokerage commissions and/or soliciting dealers' fees) paid by such other entity in acquiring any of its holdings of such shares of capital stock;

           (c) After such other entity has acquired such greater-than-twenty percent (20%) interest and prior to the consummation of such business combination: (i) such other entity shall have taken steps to ensure that the Corporation's Board of Directors included- at all times representation by continuing director(s) (as hereinafter defined) proportionate to the stockholdings of the Corporation's stockholders not affiliated with such other entity (with a continuing director to occupy any resulting fractional board position); (ii) such other entity shall not have acquired any newly issued shares of capital stock, directly or indirectly, from the Corporation (except upon conversion of securities acquired by it prior to obtaining such greater-than-twenty percent (20%) interest or as a result of a pro rata stock dividend or stock split); and (iii) such other entity shall not have acquired any additional shares of the Corporation's outstanding capital stock or securities convertible into capital stock except as a part of the transaction which results in such other entity acquiring such greater-than- twenty percent (20%) interest; and

           (d) Such other entity shall not have received the benefit, directly or indirectly (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the Corporation.

           The provisions of this Article EIGHTH shall also apply to a business combination with any other entity which at any time has been the beneficial owner, directly or indirectly, of more than twenty percent (20%) of the outstanding shares of stock of the Corporation entitled to vote in the election of directors, considered for the purpose of this Article EIGHTH as one class, notwithstanding the fact that such other entity has reduced its shareholdings below twenty percent (20%) if, as of the record date for the determination of stockholders entitled to notice of and to vote on or, if so permitted, consent to the business combination, such other entity is an "affiliate" of the Corporation (as hereinafter defined).

              2. As used in this Articl e EIGHTH, (a) the term "other entity" shall include any corporation, person or other entity (other than the Corporation, any of its subsidiaries or a trustee holding stock for the benefit of employees of the Corporation or its subsidiaries or any one of them, pursuant to one or more employee benefit plans or arrangements)and any other entity with which it or its "affiliate" or "associate"(as defined below) has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of stock of the. Corporation, or which is its "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on January 1, 1984, together with the successors and assigns of such persons in any transaction or series of transactions not involving a "public offering" of the Corporation's stock within the meaning of the Securities Act of 1933, provided that "other entity" does not include any one or any group of more than one of the persons who were directors of the Corporation as of January 1, 1984, or any one or any group of more than one continuing director (as defined below), (b) an other entity (as defined above) shall be deemed to be the beneficial owner of any shares of stock of the Corporation which such other entity has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise; (c) the outstanding shares of any class of stock of the Corporation shall include shares deemed owned through application of clause (b) above but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise; (d) the term, "business combination" shall include any merger or consolidation of the Corporation with or into any other corporation, or the sale or lease of all or any substantial part of the assets of the Corporation to, or any sale or lease to the Corporation or any subsidiary thereof in exchange for securities of the Corporation of any assets (except assets having an aggregate fair market value of less than $5,000,000) of, any other entity; (e) the term "continuing director" shall mean either a person who was a member of the Board of Directors of the Corporation elected by the stockholders of the Corporation prior to the time that an other entity acquired in excess of ten percent (10%) of the stock of the Corporation entitled to vote in the election of directors, or a person recommended to succeed any continuing director by a majority of continuing directors; and (f) for the purposes of subparagraphs l(a) and (b) of this Article EIGHTH the term "other consideration to be received" shall mean capital stock of the Corporation retained by its stockholders (other than such other entity) in the event of a business combination with such other entity in which the Corporation is the surviving corporation.

                3. A majority of the continuing directors shall have the power and duty to determine for the purposes of this Article EIGHTH on the basis of information known to them whether (a) such other entity beneficially owns more than ten percent (10%) or twenty percent (20%) of the outstanding shares of stock of the Corporation entitled to vote in the election of directors, (b) an other entity is an "affiliate" or "associate" (as defined above) of another, (c) an other entity has an agreement, arrangement or understanding with another, or (d) the assets being acquired by the Corporation, or any subsidiary thereof, have an aggregate fair market value of less than $5,000,000.

                4. No amendment to the Certificate of Incorporation of the Corporation shall amend, alter, change or repeal any of the provisions of this Article EIGHTH, unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote or consent of the holders of eighty percent (80%) of all shares of stock of the Corporation entitled to vote in the election of directors, considered for the purposes of this Article EIGHTH as one class; provided that this paragraph 4 shall not apply to, and such eighty percent (80%) vote or (if permitted under this Certificate of Incorporation) consent shall not be required for, any amendment, alteration, change or repeal unanimously recommended to the stockholders by the Board of Directors of the Corporation if all of such directors are persons who would be eligible to serve as "continuing directors" within the meaning of paragraph 2 of this Article EIGHTH.

                5. Nothing contained in this Article EIGHTH shall be construed to relieve any other entity from any fiduciary obligation imposed by law.

                6. The provisions of this Article EIGHTH shall not apply to:

           (a) The adoption or authorization of any business combination described in paragraph 1 of this Article EIGHTH if the Board of Directors of the Corporation shall have approved by resolution a memorandum of understanding with the other corporation, person or entity with whom such business combination is proposed prior to the time that such other corporation, person or entity shall have become a beneficial owner of five percent (5%) or more of the outstanding shares of any class of capital stock of the Corporation entitled to vote in the election of directors; or

           (b) The adoption or authorization of any business combination, proposed dissolution or proposed amendment described in paragraph 1 of this Article EIGHTH, if such business combination, proposed dissolution or proposed amendment is approved, prior to its adoption or authorization by the stockholders of the Corporation, by a resolution of the Board of Directors of the Corporation which is approved by at least two- thirds of those members of the Board of Directors of the Corporation who are not, at the time of their approval, involved with and/or representing an other entity which, at such time, is the beneficial owner, directly or indirectly, of more than twenty percent (20%) of the outstanding shares of stock of the Corporation then entitled to vote in the election of directors.

    NINTH:  No   director  of  the  Corporation  shall  be  liable  to  the
Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.